UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2005

Answerthink, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-24343	65-0750100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (305) 375-8005

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on December 1, 2005, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and 9.01(b). While the registrant is using its best efforts to complete the audit of the financial statements of the acquired business as of and for the fiscal year ended December 31, 2003 and the related reconciliation to US GAAP, they have been unable to do so as of the date of this Form 8-K/A. The registrant intends to further amend this Form 8-K/A to report that information as soon as it is available. The registrant will include the financial statements of the acquired business as of and for the fiscal year ended December 31, 2002 on that amendment.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Financial Statements of REL Consultancy Group Ltd as of and for the year ended December 31, 2004 and the nine months ended September 30, 2005 and 2004

Report of Independent Auditors
Consolidated Profit and Loss Account for the year ended December 31, 2004 and the unaudited nine months ended September 30, 2005 and 2004
Consolidated Statement of Total Recognised Gains and Losses for the year ended December 31, 2004 and the unaudited nine months ended September 30, 2005 and 2004
Consolidated Balance Sheets as of December 31, 2004 and as of September 30, 2005 (Unaudited)
Consolidated Cash Flows Statement for the year ended December 31, 2004 and the unaudited nine months ended September 30, 2005 and 2004
Notes to Financial Statements for the year ended December 31, 2004 and the unaudited nine months ended September 30, 2005 and 2004

(b) Pro Forma Financial Information

Summary of Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2004 and the unaudited nine months ended September 30, 2005

(c) Exhibits

23.1 Consent of Grant Thornton UK LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERTHINK, INC. (Registrant)

Date: February 13, 2006	By:	/s/ Grant M. Fitzwilliam
Grant M. Fitzwilliam Executive Vice President, Finance and Chief Financial Officer

REL CONSULTANCY GROUP LTD

REL CONSULTANCY GROUP LTD

Independent Auditors’ Report to the Shareholders of REL Consultancy Group Ltd

We have audited the balance sheet of REL Consultancy Group Limited (the Company) as at 31 December 2004 and the profit and loss account and cash flow statement for the year ended 31 December 2004 and notes 1 to 26. These financial statements are the responsibility of REL Consultancy Group Limited’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have neither audited nor reviewed the financial information as of and for the nine month periods ended 30 September 2005 and 2004.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal controls over financial reporting. Our audit included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of REL Consultancy Group Limited as of 31 December 2004 and results of its operations and its cash flows for the year ended 31 December 2004 in conformity with generally accepted accounting principles in the United Kingdom. We are not expressing an opinion in respect of any other financial period.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 26 to the financial statements.

GRANT THORNTON UK LLP

Chartered Accountants

Registered Auditors

Grant Thornton House

Melton Street

London NW1 2EP

United Kingdom

13 February 2006

REL CONSULTANCY GROUP LTD

Consolidated Profit and Loss Accounts

	Note	Year ended Dec 31, 2004 £000	9 mths ended 30 Sept 2004 £000 (unaudited)	9 mths ended 30 Sept 2005 £000 (unaudited)
Turnover	2	17,633	12,978	14,583
Operating costs		(17,407)	(13,261)	(13,896)
Exceptional items	6	—	—	(708)

Operating profit	3	226	(283)	(21)

Profit on ordinary activities before interest		226	(283)	(21)
Interest payable and similar charges	7	(81)	(50)	(56)

Profit/(Loss) on ordinary activities before taxation		145	(333)	(77)
Tax on profit on ordinary activities	8	(174)	(35)	(79)

Loss on ordinary activities after taxation		(29)	(368)	(156)
Dividends paid and proposed		(456)	(342)	(131)

Retained loss for the year	18	(485)	(710)	(287)

Consolidated Statement of Total Recognised Gains and Losses

	Year ended Dec 31, 2004 £000	9 mths to 30 Sept 04 £000 (unaudited)	9 mths to 30 Sept 05 £000 (unaudited)
Loss for the financial year	(29)	(368)	(156)
Exchange differences on consolidation	(148)	(55)	193

Total recognised gains and losses relating to the year	(177)	(423)	37

The results are attributable to continuing operations only.

There is no material difference between profit on the historical cost basis and that disclosed in the profit and loss account.

The notes on pages 5 to 19 form part of these financial statements.

REL CONSULTANCY GROUP LTD

Consolidated Balance Sheets as at

	Note	December 31, 2004 £000	30 Sept 2005 £000 (unaudited)
Fixed assets
Tangible assets	9	449	303

		449	303
Current assets
Debtors	12	3,816	4,992
Cash at bank and in hand		2,316	2,489

		6,132	7,481
Creditors: amounts falling due within one year	13	(5,798)	(7,144)

Net current assets		334	337

Total assets less current liabilities		783	640
Creditors: amounts falling due after more than one year	14	(96)	(57)

		687	583

Capital and reserves
Called up share capital	16	997	997
Interest in own shares	11	(3,479)	(3,505)
Share premium account	17	139	139
Profit and loss account	18	3,030	2,952

Equity interests		(209)	(313)
Non equity interests		896	896

Shareholders’ funds	19	687	583
Minority interest		—	—

		687	583

The notes on pages 5 to 19 form part of these financial statements.

REL CONSULTANCY GROUP LTD

Consolidated Cash Flow Statements for

	Note	Year ended Dec 31, 2004 £000	9 mths ended 30 Sept 2004 £000 (unaudited)	9 mths ended 30 Sept 2005 £000 (unaudited)
Cash flow from operating activities
Net cash inflow from operating activities	22	398	522	630

Returns on investment and servicing of finance
Interest paid		(81)	(50)	(56)

Net cash outflow from returns on investments and servicing of finance		(81)	(50)	(56)

Taxation
UK corporation tax paid		(183)	(173)	(15)
Overseas tax paid		(125)	—	(304)

Tax paid		(308)	(173)	(319)

Capital expenditure and financial investment
Purchase of tangible fixed assets		(98)	(93)	(10)
Sale (Purchase) of own shares		37	(2)	(26)

Net cash outflow from investing activities		(61)	(95)	(36)

Net cash (outflow)/inflow before financing		(52)	204	219

Non-Equity dividend paid		(228)	(228)	(227)

Financing
Capital element of finance lease rental payments		(44)	(31)	(35)
Loans repaid		(425)	(319)	(213)

		(469)	(350)	(248)

Decrease in cash	23	(749)	(374)	(256)

The notes on pages 5 to 19 form part of these financial statements.

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements

1. PRINCIPAL ACCOUNTING POLICIES

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the accounts.

(a)	Basis of accounting

The accounts have been prepared under the historical cost accounting rules and in accordance with applicable UK accounting standards.

(b)	Basis of consolidation

The Group financial statements consolidate the financial statements of the company and its principal subsidiary undertakings for the year ended 31 December 2004, and the unaudited nine months ended September 30, 2005 and 2004.

In accordance with UITF 38, Accounting for ESOP Trusts, until such time as the company’s own shares held by the ESOP trust vest unconditionally in employees, the consideration paid for the shares has been deducted in arriving at shareholders’ funds.

(c)	Revenue Recognition

Revenues on consulting contracts are recognised as the services are performed and amounts are earned, after adjusting for all foreseeable future losses but excluding sales taxes. Revenues are considered to be earned once evidence is available of an agreement, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured. Client prepayments (even if non refundable) are deferred, i.e. classified as a liability, and recognised over future periods as services are delivered or performed.

Contracts, including incentives related to costs incurred, benefits produced or adherence to schedule may increase the variability in revenues and margins earned. Revenues relating to such incentive payments are recorded in the period in which the contingency is satisfied and acceptance, where applicable, and delivery of agreed benefits have occurred.

Revenue in respect of software product licences with no significant service revenue is recognised 100% on delivery and acceptance. Maintenance revenues are recognised rateably over the term of the maintenance agreement. Consulting and training revenues relating to the implementation of software are recognised as the services are performed on a time and materials basis or, where fixed price agreements are in place, revenue is recognised using the percentage of completion basis.

Expenses billed to and paid by customers are excluded from revenues and are treated as an operating cost less the related customer reimbursement.

(d)	Software development costs

Internally generated software development costs associated with new products and significant enhancements to existing software products are expensed as incurred until technological feasibility has been established.

(e)	Tangible fixed assets and depreciation

Fixed assets are stated at cost. Depreciation is provided at rates calculated to write off the cost of each asset on a straight line basis over its expected useful life at the following rates:

Short leasehold property	- over the lease term
Fixtures and equipment	- 15%-33 1/3% p.a
Motor vehicles	- 25% p.a

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

1. PRINCIPAL ACCOUNTING POLICIES (cont’d)

(f)	Pension costs

The Group makes contributions to defined contribution schemes on behalf of employees and directors. Pension costs are charged to the profit and loss account in accordance with SSAP 24.

(g)	Leasing

Assets held under finance leases are included under fixed assets at the fair value of the assets. The assets are depreciated over the shorter of the lease term and their useful lives. Obligations under such agreements are included in creditors net of finance charges allocated to future periods. The finance element of the rental payment is charged to the profit and loss account so as to produce a constant periodic rate of charge on the net obligation outstanding in each period.

Rentals payable under operating leases are charged to the profit and loss account on a straight line basis over the lease term.

(h)	Deferred taxation

Deferred tax is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes at the tax rate enacted or substantially enacted at the year end. The deferred tax balance has not been discounted.

(i)	Foreign exchange

Transactions denominated in foreign currencies are translated into sterling and recorded at the rate of exchange, which approximates to that ruling at the date of the transaction. Balances denominated in foreign currencies are translated at the exchange rates ruling at the balance sheet date. The results of overseas subsidiaries are translated at the average rates of exchange for the year. The balance sheets of overseas subsidiaries are translated at the exchange rate ruling on the balance sheet date. All exchange differences are taken to the profit and loss account with the exception of exchange differences arising from the retranslation of opening net assets together with the difference between the profit and loss account translated at the average rates and the closing rates, which are recorded as movements on reserves.

2. TURNOVER

Turnover represents the invoiced amount of services provided during the year net of value added tax and is analysed as follows:

	Year ended Dec 31, 2004 £000	9 mths ended 30 Sept 2004 £000 (unaudited)	9 mths ended 30 Sept 2005 £000 (unaudited)
Geographical market
United Kingdom	3,402	2,710	1,902
Rest of Europe	9,074	6,556	5,356
America	4,757	3,413	7,138
Far East	400	299	187

	17,633	12,978	14,583

Class of turnover
Management consulting	17,249	12,824	14,487
Software implementation and licence fees	384	154	96

	17,633	12,978	14,583

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

3. OPERATING PROFIT

Operating profit is stated after charging:

	Year ended Dec 31, 2004 £000	9 mths ended 30 Sept 2004 £000 (unaudited)	9 mths ended 30 Sept 2005 £000 (unaudited)
Depreciation of tangible fixed assets	254	190	190
Auditors’ remuneration:
Audit	90	68	68
Other services	23	18	82
Rentals payable under operating leases:
Land and buildings	532	399	397
Other	216	162	160

4. EMPLOYEES
	31 Dec 2004 Number	30 Sept 2004 Number (unaudited)	30 Sept 2005 Number (unaudited)
Number of employees
The average no. of employees, including directors, was:	149	149	148

	£000	£000	£000
Employment costs
Wages & salaries	9,695	7,571	8,945
Social security costs	952	714	652
Pension scheme contributions	331	248	383

	10,978	8,533	9,980

5. DIRECTORS’ REMUNERATION
	31 Dec 2004 £000	30 Sept 2004 £000 (unaudited)	30 Sept 2005 £000 (unaudited)
Emoluments	950	710	654
Pension scheme contributions	26	19	6

	976	729	660

Emoluments includes £242,000 paid to CAB International Consultancy Ltd, a Guernsey company controlled by a director.

The number of directors on behalf of whom contributions were made to money purchase pension schemes was:

	2	2	2

	Year ended Dec 31, 2004 £000	9 mths ended 30 Sept 2004 £000 (unaudited)	9 mths ended 30 Sept 2005 £000 (unaudited)
Details of highest paid director:
Emoluments	249	187	213
Pension scheme contributions	20	15	6

	269	202	219

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

6. EXCEPTIONAL ITEMS
	Year ended Dec 31, 2004 £000	9 mths ended 30 Sept 2004 £000 (unaudited)	9 mths ended 30 Sept 2005 £000 (unaudited)
Redundancy costs	—	—	708

7. INTEREST PAYABLE & SIMILAR CHARGES
	Year ended Dec 31, 2004 £000	9 mths ended 30 Sept 2004 £000 (unaudited)	9 mths ended 30 Sept 2005 £000 (unaudited)
On bank overdrafts	16	5	21
Interest on finance leases	16	12	10
Payment of loan interest on behalf of RELEBT	45	31	25
Other	4	2	—

	81	50	56

8. TAXATION

The taxation charge comprises:
	Year ended Dec 31, 2004 £000	9 mths ended 30 Sept 2004 £000 (unaudited)	9 mths ended 30 Sept 2005 £000 (unaudited)
Domestic current year tax
UK corporation tax at 30%	16	(179)	(425)
Adjustments for prior years	156	156	(88)

	172	(23)	(513)
Foreign corporation tax
Foreign corporation tax charge current year	56	40	592
Adjustments for prior years	18	18	—

Current tax charge	74	58	592
Deferred taxation
Deferred tax credit current year	(72)	—	—

	174	35	79

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

8. TAXATION (cont’d)

	Year ended Dec 31, 2004 £000	9 mths ended 30 Sept 2004 £000 (unaudited)	9 mths ended 30 Sept 2005 £000 (unaudited)
Factors affecting the tax charge for the year
Profit/(Loss) on ordinary activities before taxation	145	(333)	(77)

Profit/(Loss) on ordinary activities before taxation multiplied by average rate of tax at 33.79%	49	(139)	(26)
Effects of:
Tax losses utilised	(51)	(38)	—
Non-deductible expenses	14	10	16
Depreciation net of capital allowances	6	4	10
Unutilised tax losses in subsidiaries	68	50	77
Other tax adjustments	(14)	(26)	90

	72	(139)	167

The rate of tax represents a weighted average of the rates paid by the Group’s UK and overseas operations.

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

9. TANGIBLE FIXED ASSETS

	Short leasehold £000	Fixtures and equipment £000	Total £000
GROUP
Cost
1 January 2004	207	780	987
Additions	15	83	98
Disposals	—	(77)	(77)
Exchange differences	(2)	(22)	(24)

31 December 2004	220	764	984
Additions (unaudited)	4	6	10
Disposals (unaudited)	—	(114)	(114)
Exchange differences (unaudited)	6	38	44

30 September 2005 (unaudited)	230	694	924

Depreciation
1 January 2004	24	344	368
Charge for year	66	188	254
Disposals	—	(77)	(77)
Exchange differences	—	(10)	(10)

31 December 2004	90	445	535
Additions (unaudited)	50	140	190
Disposals (unaudited)	—	(114)	(114)
Exchange differences (unaudited)	—	10	10

30 September 2005 (unaudited)	140	481	621

Net book value
30 September 2005 (unaudited)	90	213	303

31 December 2004	130	319	449

Included above are assets held under finance leases or hire purchase contracts as follows:

			Fixtures and equipment £000
Net book values
At 30 September 2005 (unaudited)			94

At 31 December 2004			139

Depreciation charge for the year
30 September 2005 (unaudited)			45

31 December 2004			60

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

10. INVESTMENTS IN SUBSIDIARY UNDERTAKINGS

100% of the following subsidiary undertakings’ ordinary shares are owned by REL Consultancy Group Ltd. These subsidiary undertakings are engaged in the provision of management consultancy services.

Subsidiary undertakings	Country of incorporation

Resource Evaluation Inc.	USA

REL de Mexico, SA de Cv (dormant)	Mexico

REL Consultores Internacionais S/C Ltda (dormant)	Brazil

REL Consultancy Group (UK) Limited	England and Wales

Resource Evaluation Limited	England and Wales

Resource Evaluation S.A.S.	France

REL Consultancy Group S.L.	Spain

REL Consultancy South Africa (Proprietary) Limited (dormant)	South Africa

REL Consultancy Group GmbH	Germany

REL Consultancy PTE Limited	Singapore

REL Consultancy Group Srl	Italy

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

11. INTEREST IN OWN SHARES

	Total unlisted
	31 Dec 2004 £000	30 Sept 2005 £000 (unaudited)
Own Shares
Balance at 1 January	3,516	3,479
Purchased from staff	90	26
Shares issued to staff	(127)	—

Balance at period end	3,479	3,505

The balance at 31 December 2004 represents the remaining holding of 2,208,402 New Preference “A” shares together with 1,133,272 New Ordinary “B” shares held by the RELEBT as at 31 December 2004 following the recovery of 187,207 “B” shares, on the departure of employee shareholders during the year and the gifting of 276,000 Ordinary ‘B’ shares under the REL Employee Share Scheme.

Since the inception of the extant REL Employee Share Option Schemes, 2,827,940 options over Ordinary B shares have been granted to employees at exercise prices varying from 25p to 65p. Such options are exercisable within 10 years of the date of grant of the option, subject to vesting rules under which 25% of the options become vested on each of the first four anniversary dates of the grant. At 31 December 2004, 1,849,190 of the options granted to date had not been exercised or had not lapsed.

The RELEBT has waived the rights to the Preference Dividend on its holding of the “A” shares .

12. DEBTORS

	31 Dec 2004 £000	30 Sept 2005 £000 (unaudited)
Amounts due within one year
Trade debtors	3,148	3,973
Taxation recoverable	246	610
Other debtors	96	74
Prepayments and accrued income	296	305

	3,786	4,962
Amounts due after more than one year
Deferred taxation (Note 15)	30	30

	3,816	4,992

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

13. CREDITORS: amounts falling due within one year

	31 Dec 2004 £000	30 Sept 2005 £000 (unaudited)
Bank loan and overdraft	3,442	3,658
Trade creditors	217	533
Obligations under finance leases	48	52
Corporation tax	94	218
Other taxation and social security	474	333
Accruals and deferred income	1,523	2,350

	5,798	7,144

The obligations under finance lease and hire purchase contracts are secured against the assets to which they relate.

The Group’s bank loan and overdraft is secured by a fixed and floating charge over all its current and future assets. The bank loan carries interest at 2% over National Westminster Bank PLC’s base rate, and is repayable in quarterly instalments of £106,250 together with a final payment of £2.125 million in December 2005.

14. CREDITORS: amounts falling due after more than one year

	31 Dec 2004 £000	30 Sept 2005 £000 (unaudited)
Obligations under finance leases & hire purchase contracts	96	57

	96	57

Obligations under finance leases and hire purchase contracts falling due:
Between one and two years	53	57
Between two and five years	43	—

	96	57

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

15. DEFERRED TAXATION

	31 Dec 2004 £000	30 Sept 2005 £000 (unaudited)
Balance at 1 January	(43)	30
(Charge)/credit to profit and loss account – Note 8	72	—
Exchange movements	1	—

Balance at period end	30	30

Comprising:
Debtors (Note 12)	30	30

	30	30

	31 Dec 2004 £000	30 Sept 2005 £000 (unaudited)
The deferred tax balance represents:
Accelerated capital allowances	30	30

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

16. SHARE CAPITAL

	31 Dec 2004 £000	30 Sept 2005 £000 (unaudited)
Authorised
10,000,000 New Preference “A” Shares of £0.10 each	1,000	1,000
15,000,000 New Ordinary “B” Shares of £0.01 each	150	150
100,000,000 New Ordinary “C” Shares of £0.01 each	1,000	1,000

	2,150	2,150

Allotted and fully paid
8,959,950 New Preference “A” Shares of £0.10 each	896	896
10,119,907 New Ordinary “B” Shares of £0.01 each	101	101

	997	997

The preference ‘A’ shares of 10p each entitle the holder to receive, out of distributable profits, a fixed cumulative preference dividend at the rate of 6.75p each year and the right to a return of £1.33 per share on winding up. In addition, each preference ‘A’ share will be entitled to a very small participation in the distributable reserves if these exceed £100m.

Preference ‘A’ shareholders have the option to convert their ‘A’ shares into ‘B’ shares on 31 December in any year between 31 December 2002 and 2010 at the rate of 1 ordinary ‘B’ shares for every 5 existing ordinary ‘A’ shares. Following any Conversion Date, if more than 75% of the issued ‘A’ shares have been converted, the Company is entitled to give notice that the remaining ‘A’ shares be converted into ‘B’ shares.

The preference ‘A’ shares and the ordinary ‘B’ shares are each entitled to one vote per share. The ordinary ‘C’ shares carry no voting rights.

17. SHARE PREMIUM ACCOUNT

	31 Dec 2004 £000	30 Sept 2005 £000 (unaudited)
At 1 January and at period end	139	139

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

18. PROFIT AND LOSS ACCOUNT

	31 Dec 2004 £000	30 Sept 2005 £000 (unaudited)
Retained profit brought forward	3,663	3,046
Exchange translation movements	(148)	193
Retained loss for the period	(485)	(287)

Retained profit carried forward	3,030	2,952

19. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

	31 Dec 2004 £000	30 Sept 2005 £000 (unaudited)
Loss on ordinary activities after taxation	(29)	(156)
Dividends	(456)	(131)

Net decrease in shareholders’ funds	(485)	(287)
Currency translation differences arising on consolidation	(148)	193
Movement in interest in own shares (note 11)	37	(26)

Net decrease in shareholders’ funds	(596)	(120)
Opening shareholders’ funds (restated)	1,283	703

Closing shareholders’ funds	687	583

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

20. FINANCIAL COMMITMENTS

Leasing commitments

At 31 December 2004 and 30 September 2005 (unaudited) there were annual commitments under non-cancellable operating leases subject to rent reviews in respect of land and buildings and equipment due to expire as follows:

	31 Dec 2004		30 Sept 2005 (unaudited)
	Land and buildings £000	Other £000	Land and buildings £000	Other £000
Within 1 year	66	157	66	100
In 2-5 years	479	60	429	—
Beyond 5 years	—	—	—	—

	545	217	495	100

21. CONTINGENT LIABILITIES

The Company is liable, as a member of a Group VAT registration, to pay any amounts due to HM Customs & Excise not paid by REL Consultancy Group (UK) Ltd, the Company’s UK subsidiary.

22. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

	31 Dec 2004 £000	9 mths ended 30 Sept 2004 (unaudited)	30 Sept 2005 £000 (unaudited)
Operating profit	226	(345)	(21)
Depreciation	254	190	190
(Increase)/decrease in trade debtors	1,437	2,030	(825)
Decrease in other debtors	12	(229)	174
Increase/(decrease) in creditors	(1,531)	(1,124)	1,112

Net cash inflow from operating activities	398	522	630

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

23. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

	31 Dec 2004 £000	30 Sept 2004 £000 (unaudited)	30 Sept 2005 £000 (unaudited)
Decrease in cash	(749)	(374)	(256)
Cash outflow from decrease in debt and lease financing	469	350	248

Movement in net debt in the year	(280)	(24)	(8)
Net debt at 1 January	(990)	(990)	(1,270)

Net debt at period end	(1,270)	(1,014)	(1,278)

24. ANALYSIS OF NET DEBT

	1 January 2004 £000	Cash flow £000	Other movements £000	31 December 2004 £000
Cash	2,849	(533)	—	2,316
Bank overdraft	(676)	(216)	—	(892)

	2,173	(749)	—	1,424
Debt due within one year	(425)	425	(2,598)	(2,598)
Debt due after one year	(2,738)	44	2,598	(96)

	(990)	(280)	—	(1,270)

25. CONTROL

The ultimate controlling party at 31 December 2004 and 30 September 2005 (unaudited) was Mr. C.A. Bielenberg and his Family Trusts.

26. SUMMARY OF THE DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

The consolidated financial statements of REL Consultancy Group Limited are prepared in conformity with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”) which differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”).

There are no significant adjustments to the retained loss for the year and equity shareholders’ funds when reconciling amounts recorded in the financial statements of REL Consultancy Group Limited to the corresponding amounts that would have otherwise been recognised under U.S. GAAP.

REL CONSULTANCY GROUP LTD

Notes to the Financial Statements 31 December (cont’d)

26. SUMMARY OF THE DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA (cont’d)

Presentational differences:

Balance sheet presentation

Under U.K. GAAP, assets in the balance sheet are presented in ascending order of liquidity. Under U.S. GAAP, assets are presented in descending order of liquidity.

Comprehensive loss

The comprehensive loss under U.S. GAAP is the same as total recognised gains and losses under U.K. GAAP for all periods presented.

Cash flow statements

Under U.K. GAAP, the consolidated cash flow statement is presented in accordance with FRS No. 1 (Revised) Cash Flow Statements (FRS 1). The statement prepared under FRS 1 presents substantially the same information as that required under SFAS No. 95 Statement of Cash Flows. Under U.S. GAAP, however, there are certain differences from U.K. GAAP with regard to classification of items within the cash flow statement with regard to the definition of cash. Under SFAS No. 95, cash and cash equivalents include cash and short-term investments with original maturities of three months or less. Under FRS 1, cash comprises cash in hand and at bank (on demand) and overnight deposits, net of bank overdrafts.

	Note	12 mths to 31 Dec 2004	US GAAP adj	Revised 12 mths to 31 Dec 2004	9 mths ended 30 Sept 2004	US GAAP adj	Revised 9 mths to 30 Sep 2004	9 mths ended 30 Sept 2005	US GAAP adj	Revised 9 mths to 30 Sep 2005
Cash flow from operating activities
Net cash inflow from operating activities	22	398	—	398	522	—	522	630	—	630

Returns on investment and servicing of finance
Interest paid		(81)	—	(81)	(50)	—	(50)	(56)	—	(56)
Net cash outflow from returns on investments and servicing of finance		(81)	—	(81)	(50)	—	(50)	(56)	—	(56)

Taxation
UK corporation tax paid		(183)	—	(183)	(173)	—	(173)	(15)	—	(15)
Overseas tax paid		(125)	—	(125)	—	—	—	(304)	—	(304)

Tax paid		(308)	—	(308)	(173)	—	(173)	(319)	—	(319)

Capital expenditure and financial investment
Purchase of tangible fixed assets		(98)	—	(98)	(93)	—	(93)	(10)	—	(10)
Purchase of own shares		37	—	37	(2)	—	(2)	(26)	—	(26)

Net cash outflow from investing activities		(61)	—	(61)	(95)	—	(95)	(36)	—	(36)

Net cash outflow before financing		(52)	—	(52)	204	—	204	219	—	219
Non-Equity dividend paid		(228)	228	—	(228)	—	(228)	(227)	—	(227)
Financing
Capital element of finance lease rental payments		(44)	—	(44)	(31)	—	(31)	(35)	—	(35)
Dividends paid		—	(228)	(228)	—	—	—	—	—	—
Increase/(decrease) in bank overdraft balances		—	216	216	—	(10)	(10)	—	428	428
Loans repaid		(425)	—	(425)	(319)	—	(319)	(213)	—	(213)

		(469)	(12)	481	(350)	(10)	(360)	(248)	428	180

Net cash outflow from financing activities	23	(749)	216	(533)	(374)	(10)	(384)	(256)	428	172

Characterization of reimbursements received for out-of-pocket expenses

Under UK GAAP, incidental out-of-pocket expenses incurred when providing services as part of central ongoing operations that are reimbursed by the Company’s customers are recorded as reductions to operating expenses; pursuant to EITF 01-14 Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred. Under U.S. GAAP reimbursements received for out-of-pocket expenses incurred should be characterized as revenue in an income statement. For the year ended 31 December 2004, the Group recorded £2.1 million of out-of-pocket reimbursements as a reduction to operating expenses.

ANSWERTHINK, INC.

SUMMARY OF UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL

INFORMATION

On November 29, 2005, Answerthink, Inc. (the “Company”) consummated the acquisition (the “Acquisition”) of REL Consultancy Group Limited (“REL”), a privately-held U.K. company that provides working capital management advisory services primarily in Europe and the U.S.

Under the terms of the Share Purchase Agreement, the stockholders of REL received aggregate cash consideration of $21.3 million upon closing. Deferred and additional consideration of approximately $7.1 million will be paid at various dates through May 15, 2006, provided that the Company has not notified the Sellers of any warranty or indemnity claims. These amounts do not include additional consideration in a sum not to exceed £5,260,000 or approximately $9 million due upon the achievement of certain revenue targets related to the performance of REL during the 12-month period ending December 31, 2005 and the adjustment to the consideration paid to the shareholders based on the final value of net tangible assets acquired at closing.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 combine historical results for the Company and REL as if the acquisition had occurred on January 1, 2004 and include certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 combines the historical results for the Company and REL as if the acquisition had occurred on September 30, 2005 and includes certain adjustments that are directly attributable to the transaction and are factually supportable, as summarized in the accompanying notes. The cash purchase price and the cash and non-cash transaction costs have been allocated to specific identifiable tangible and intangible assets and liabilities in accordance with Statement of Financial Accounting Standards (SFAS) No. 141 “Business Combination” and supported by a report prepared by an independent valuation firm.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only. The unaudited pro forma condensed consolidated financial information presented herein is based on management’s estimate of the effects of the Acquisition, had such transaction occurred on the dates indicated herein, based on the current available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the Acquisition been consummated on the dates indicated, or that may be achieved in the future.

The unaudited pro forma condensed consolidated statement of operations do not reflect any operating efficiencies and cost savings that we may achieve with respect to the entities nor any expenses associated with achieving those benefits. The unaudited pro forma condensed consolidated statements of operations presented are based on currently available information and upon certain assumptions that the Company believes are reasonable as described in the accompanying notes, which include adjustments that have the effect of presenting the pro forma condensed combined statements of operations under accounting principles generally accepted in the United States of America (“US GAAP”). The adjustments included in the unaudited pro forma condensed consolidated financial statements present the Company’s preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

The unaudited pro forma condensed consolidated financial information presented herein should be read in conjunction with the financial statements of REL Consultancy Group contained elsewhere in this Current Report on Form 8-K/A, as well as the information contained in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 1, 2005 and the Company’s historical financial statements, together with the notes, thereto, included in the Company’s annual report on Form 10-K for the year ended December 31, 2004 and quarterly report on Form 10-Q for the period ended September 30, 2005.

The Company’s information is derived from its unaudited financial statements for the quarterly period ended September 30, 2005 and its audited financial statements for the year ended December 31, 2004. These unaudited and audited financial statements are included in the Company’s Form 10-Q, filed on November 9, 2005, and in the Company’s Form 10-K, filed on March 16, 2005, respectively. REL’s information is derived from its unaudited interim financial statements as of and for the nine month period ended September 30, 2005, and its audited financial statements for the year ended December 31, 2004. REL’s historical information was prepared using accounting principles generally accepted in the United Kingdom (“UK GAAP”) and British Pounds (“UK British Pounds”) and is restated in US GAAP and US Dollars. Additionally, certain line items reported by REL on its historical statements have been reclassified and presented to conform to the method of presentation utilized by the Company.

In converting REL’s statement of operations information from UK British Pounds to US Dollars, all statements of operations captions were translated using the average exchange rate for the period presented. In converting REL’s consolidated balance sheet from UK British Pounds to US Dollars, the period end rate was used. In converting REL’s stockholders’ equity from UK British Pounds to US Dollars, the historical exchange rates were used.

1

ANSWERTHINK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

as of September 30, 2005

(in thousands of US Dollars, except share data)

(unaudited)

	Answerthink	REL	(a) Less: REL Software Branch	Pro Forma Adjustments		Pro Forma Total
ASSETS
Current Assets:
Cash and cash equivalents	$30,595	$626	$—	$(21,303)	(b)	$9,814
				(104)	(d)
Marketable investments	4,966	—	—	—		4,966
Accounts receivable and unbilled revenue, net	39,155	6,998	—	—		46,153
Prepaid expenses and other current assets	2,108	1,596	—	—		3,704

Total current assets	76,824	9,220	—	(21,407)		64,637

Marketable investments	4,911	—	—	—		4,911
Restricted cash	600	3,743	—	—		4,343
Property and equipment, net	6,376	533	—	—		6,909

Investment in REL	—	—	—	21,303	(b)	—
				7,115	(c)
				104	(d)
				998	(e)
				197	(f)
				(33,667)	(g)
				(52)	(h)
				4,002	(j)
Other assets	2,285	—	—			2,285

Intangible assets:
Trade name				3,500	(g)	5,290
Customer relationships				860	(g)
Backlog				630	(g)
Restrictive covenants related to employment agreements				300	(g)
Goodwill, net	35,683	—	—	28,377	(g)	64,060

Total assets	$126,679	$13,496	$—	$12,260		$152,435

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,280	$940	$—	$—		$5,220
Borrowings, current portion	—	6,442	—	—		6,442
Accrued expenses and other liabilities	19,775	5,943	—	7,115	(c)	38,030
				998	(e)
				197	(f)
				4,002	(j)

Total current liabilities	24,055	13,325	—	12,312		49,692

Accrued expenses and other liabilities, non-current	2,851	119	—	—		2,970

Total liabilities	26,906	13,444	—	12,312		52,662

Stockholders’ equity:
Preferred stock, $.001 par value	—	—	—	—		—
Preferred stock, “A” shares £0.10 par value	—	1,290	—	(1,290)	(h)	—
Common stock, $0.001 par value	51	—	—	—		51
Common stock, “B” shares £0.01 par value	—	146	—	(146)	(h)	—
Common stock, “C” shares £0.01 par value	—	—	—	—		—
Additional paid-in capital	279,623	200	—	(200)	(h)	282,323
				2,700	(i)
Unearned compensation	(6,417)	—	—	(2,700)	(i)	(9,117)
Treasury stock, at cost	(22,119)	(6,172)	—	6,172	(h)	(22,119)
Accumulated earnings (deficit)	(151,477)	4,588	—	(4,588)	(h)	(151,477)
Accumulated other comprehensive loss	112	—	—	—		112

Total stockholders’ equity	99,773	52	—	(52)		99,773

Total liabilities and stockholders’ equity	$126,679	$13,496	$—	$12,260		$152,435

ANSWERTHINK, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

as of September 30, 2005

(a)	To eliminate the effect of REL Consulting Group Ltd’s software development business, a branch which was not acquired by Answerthink, Inc. as part of this transaction.

(b)	To record cash payment of $21,303,000 for the purchase of REL which was related to the consideration paid for REL’s series A cumulative convertible participating non redeemable preference shares (the “A shares”) in the amount of $10,199,000 (£5,950,201) and the issued and unissued ordinary B shares of REL (the “B shares”) in the amount of $11,104,000 (£6,477,699).

(c)	To record deferred payments and additional consideration of $7,115,000 for the purchase of REL which is related to the consideration due for the “A shares” in the amount of $5,449,000 (£3,179,000) and “B shares” in the amount of $1,666,000 (£972,100). These amounts do not include additional consideration in a sum not to exceed £5,260,000 or approximately $9 million due upon the achievement of certain revenue targets related to the performance of REL during the 12-month period ending December 31, 2005 and the adjustment to the consideration paid to the shareholders based on the final value of net tangible assets acquired at closing as such amounts have not been finalized.

(d)	To record cash payments for professional fees and other costs related to REL acquisition.

(e)	To record accrued professional fees and other costs related to REL acquisition.

(f)	To record accrued UK stamp taxes related to REL acquisition.

(g)	To eliminate investment in REL in consolidation and record the fair value of intangible assets acquired. These intangible assets are amortized on a straight line basis over their expected useful life. The expected useful life of the intangible assets are as follows:

Trade name — 5 years

Customer relationships — 2 years

Backlog — 6 months

Restricted covenants related to employment agreement — 1 to 2 years

(h)	To eliminate REL's stockholders' equity in consolidation.

(i)	To record the issuance of restricted stock units granted to certain employees of REL which vest over four years at 50% after two years and 25% per annum for the next two years.

(j)	To record accrued REL lease exit costs, severance and employee bonuses incurred as a result of the REL acquisition.

ANSWERTHINK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2004

(in thousands of US Dollars, except share data)

(unaudited)

	Answerthink	REL	(a) Less: REL Software Branch	Pro Forma Adjustments		Pro Forma Total
Revenues:
Revenues before reimbursements	$129,339	$32,296	$714	—		$160,921
Reimbursements	14,208	3,793	—	—		18,001

Total revenues	143,547	36,089	714	—		178,922

Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	75,774	14,195	1,309	—		88,660
Reimbursable expenses	14,208	3,793	—	—		18,001

Total project personnel and expenses	89,982	17,988	1,309	—		106,661
Selling, general and administrative expenses	48,491	17,659	1,040	1,960	(c)	66,506
				(564)	(d)
Restructuring costs	3,749	—	—	—		3,749
Stock compensation expense	2,321	—	—	675	(b)	2,996

Total costs and operating expenses	144,543	35,647	2,349	2,071		179,912

Income (loss) from operations	(996)	442	(1,635)	(2,071)		(990)

Other income (expense):
Interest income	866	—	—	—		866
Interest expense	(64)	(145)	—	—		(209)

Income (loss) from continuing operations	(194)	297	(1,635)	(2,071)		(333)
Income taxes	324	335	(491)	—		1,150

Net loss	$(518)	$(38)	$(1,144)	$(2,071)		$(1,483)

Basic net loss per common share:
Net loss per common share	$(0.01)					$(0.03)
Weighted average common shares outstanding	44,188					44,188

Diluted net loss per common share:
Net loss per common share	$(0.01)					$(0.03)
Weighted average common and common equivalent shares outstanding	44,188					44,188

[Note: Presentation excludes discontinued operations]

ANSWERTHINK, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2005

(in thousands of US Dollars, except share data)

(unaudited)

			(a) Less:	Pro Forma		Pro Forma
	Answerthink	REL	REL Software Branch	Adjustments		Total
Revenues:
Revenues before reimbursements	$106,789	$26,760	$179	—		$133,370
Reimbursements	11,788	2,492	—	—		14,280

Total revenues	118,577	29,252	179	—		147,650

Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	60,239	11,795	922	—		71,112
Reimbursable expenses	11,788	2,492	—	—		14,280

Total project personnel and expenses	72,027	14,287	922	—		85,392

Selling, general and administrative expenses	42,038	13,719	882	923	(c)	55,355
				(443)	(d)
Restructuring costs	1,134	1,248	—	—		2,382
Stock compensation expense	2,190	—	—	506	(b)	2,696

Total costs and operating expenses	117,389	29,254	1,804	986		145,825

Income (loss) from operations	1,188	(2)	(1,625)	(986)		1,825
Other income (expense):
Interest income	930	—	—	—		930
Interest expense	(52)	(90)	—	—		(142)

Income (loss) from continuing operations	2,066	(92)	(1,625)	(986)		2,613
Income taxes	155	79	(488)	—		722

Net income (loss)	$1,911	$(171)	$(1,137)	$(986)		$1,891

Basic net income per common share:
Net income per common share	$0.04					$0.04
Weighted average common shares outstanding	43,379					43,379

Diluted net income per common share:
Net income per common share	$0.04					$0.04
Weighted average common and common equivalent shares outstanding	47,143					47,143

ANSWERTHINK, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2005

(a)	To eliminate the effect of REL Consulting Group Ltd’s software development business, a branch which was not acquired by Answerthink, Inc. as part of this transaction.

(b)	To record stock compensation expense related to restricted stock units granted to certain employees of REL.

(c)	To record the amortization of intangible assets acquired in REL acquisition.

(d)	To eliminate compensation to majority shareholder who did not remain with REL after acquisition.

Note:	The unaudited pro forma condensed consolidated financial information presented herein does not include any adjustments relating to the benefit of restructuring as a result of the REL acquisition.

Exhibit Index

Exhibit No.	Description

23.1	Consent of Grant Thornton UK LLP